UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 23, 2015

Navigant Consulting, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

1-12173	36-4094854
(Commission File Number)	(IRS Employer Identification No.)

30 South Wacker Drive, Suite 3550 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 573-5600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 23, 2015, Navigant Consulting, Inc., a Delaware corporation (“Navigant”), acquired RevenueMed, Inc., an Atlanta-based provider of coding, revenue cycle management, and business process management services for the healthcare sector (“RevenueMed”). RevenueMed has developed several proprietary software and process tools to support financial and back-office operations of healthcare providers and leverages a wholly-owned delivery network in India to operate as an extension of the client’s business office. RevenueMed has a global outsourcing delivery network of over 1,500 professional resources. Day-to-day operations will continue to be managed by RevenueMed’s Chief Executive Officer Michael von Grey and his current leadership team, and will be part of the Navigant Cymetrix business.

Navigant acquired substantially all of the assets of RevenueMed, including the stock of its Indian subsidiary, for an aggregate purchase price of approximately $22 million in cash paid at closing, subject to a post-closing working capital adjustment, and a contingent payment of up to $4 million in cash based on the business achieving certain performance targets.

A copy of the press release dated February 23, 2015 announcing the transaction is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated February 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIGANT CONSULTING, INC.

Date: February 23, 2015	By:	/s/ Monica M. Weed
		Name:	Monica M. Weed
		Title:	Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated February 23, 2015